As filed with the Securities and Exchange Commission on November 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEAGATE TECHNOLOGY

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0355609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 309, Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands

(Address, including zip code, of Principal Executive Offices)

Seagate Technology Employee Stock Purchase Plan

(Full title of the plan)

Stephen J. Luczo

Chief Executive Officer and President

Seagate Technology

920 Disc Drive

P.O. Box 66360

Scotts Valley, California 95067

(831) 438-6550

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth M. Massaroni Senior Vice President, General Counsel and Corporate Secretary Seagate Technology 920 Disc Drive P.O. Box 66360 Scotts Valley, California 95066 (831) 438-6550	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Seagate Technology Employee Stock Purchase Plan (as amended and restated), Common Shares, par value $0.00001 per share	20,000,000	$14.08	$281,600,000	$15,713.28
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover the additional securities that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purposes of this offering under Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of the average of the reported high ($14.35) and low ($13.81) price per share of the Registrant’s Common Shares, as reported on the NASDAQ Global Select Market on November 3, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Registrant”), relating to its common shares, par value $0.00001 per share (the “Common Shares”), issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Employee Stock Purchase Plan (as amended and restated) (the “Plan”).  The Plan has been amended and restated to permit the issuance of up to 40,000,000 common shares of the Registrant pursuant to the Plan, with respect to which the Registrant has previously filed registration statements on Form S-8.  Accordingly, pursuant to General Instruction E to Form S-8, the contents of earlier registration statements on Form S-8, file numbers 333-139434 and 333-101789, filed by the Registrant on December 12, 2002 and December 18, 2006, respectively, with the Securities and Exchange Commission (the “Commission”) related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scotts Valley, State of California, on this 6th day of November, 2009.

SEAGATE TECHNOLOGY

/s/ STEPHEN J. LUCZO
(Stephen J. Luczo, Chairman, President and Chief Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen J. Luczo, Patrick J. O’Malley, and Kenneth M. Massaroni, and each of them, as his true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. LUCZO	Chairman, President and Chief Executive	October 28, 2009
(Stephen J. Luczo)	Officer (Principal Executive Officer)

/s/ PATRICK J. O’MALLEY	Executive Vice President and Chief Financial	October 28, 2009
(Patrick J. O’Malley)	Officer (Principal Financial Officer)

/s/ DAVID H. MORTON JR.	Vice President, Finance, Treasurer and	November 3, 2009
(David H. Morton Jr.)	Principal Accounting Officer

/s/ FRANK J. BIONDI, JR.	Director	October 28, 2009
(Frank J. Biondi, Jr.)

/s/ WILLIAM W. BRADLEY	Director	November 3, 2009
(William W. Bradley)

/s/ DAVID F. MARQUARDT	Director	October 28, 2009
(David F. Marquardt)

/s/ LYDIA M. MARSHALL	Director	October 28, 2009
(Lydia M. Marshall)

/s/ DR. C.S. PARK	Director	October 28, 2009
(Dr. C.S. Park)

/s/ ALBERT A. PIMENTEL	Director	October 28, 2009
(Albert A. Pimentel)

/s/ GREGORIO REYES	Director	October 28, 2009
(Gregorio Reyes)

/s/ JOHN W. THOMPSON	Director	October 28, 2009
(John W. Thompson)

/s/ EDWARD J. ZANDER	Director	October 28, 2009
(Edward J. Zander)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion re legality.

23.1	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature pages to this Registration Statement).

99.1

Seagate Technology Employee Stock Purchase Plan (as amended and restated) (incorporated herein by reference to Seagate Technology’s Quarterly Report on Form 10-Q (file no. 001-31560) for the fiscal quarter ended October 2, 2009, filed with the SEC on November 4, 2009).